Alternate Investment Partners Absolute Return Fund
Alternative Investment Partners Absolute Return Fund STS
AIP Multi-Strategy Fund A
AIP Multi-Strategy Fund P
Institutional Fund of Hedge Funds

 (THE "FUNDS?)

POWER OF ATTORNEY

	KNOWN ALL PERSONS BY THESE PRESENTS, that the Undersigned, constitutes and appoints from the date hereof until such power of attorney is otherwise revoked, Mary E. Mullin and Francesca Mead, each of them individually, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all Initial Statements of Changes in Beneficial Ownership of Securities of Form 3 and Statements of Changes in Beneficial Ownership on Form 4 and Annual Statement of Changes in Beneficial Ownership on Form 5 with respect to the above-mentioned Funds, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their substitute may lawfully do or cause to be done by virtue thereof.



Date:  ____9/20/19_______
	__________________________________
							Eric Stampfel